UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2019

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 150, Houston, TX 77006

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01     Entry into a Material Definitive Agreement

On November 15, 2019, Nuo Therapeutics, Inc. (the “Company”) entered into note purchase agreements with certain individual accredited investors (the “Investors”) for the issuance and sale to the Investors of 12% senior secured promissory notes (the “Notes”), in the aggregate principal amount of $50,000 with an overall $500,000 cap under the note purchase agreements. Pursuant to the purchase agreements, the Company also issued to the Investors warrants exercisable to purchase an aggregate 75,000 shares of the Company’s common stock, subject to adjustment as referenced below.

In conjunction with the note issuance, the Company granted a first priority security interest in all the assets of the Company but fundamentally consisting of the Aurix asset including all regulatory files and approvals and relevant intellectual property. The purchase agreements contain certain representations, warranties and covenants by, among and for the benefit of the respective parties. The purchase agreements also provide for customary indemnification of the Investors by the Company.

The notes have a maturity date of June 30, 2020 and accrue interest at a rate of 12% per year. The Company may prepay the notes, in whole or in part, at any time.

The use of proceeds from the Notes beyond the initial $50,000 and up to an estimated aggregate amount of $270,000 (for the sake of clarity, such aggregate amount shall not be deemed to include the initial $50,000) is specifically dedicated to payment to the Company’s existing convertible note holders, Auctus Funds LLC and EMA Financial LLC (together the “Convertible Noteholders”), in a final amount to be agreed between the Company and the Convertible Noteholders such that the existing convertible notes are considered retired and no longer in effect.

The warrants are exercisable at any time, at an exercise price per share equal to $0.40, subject to certain adjustments and price protection provisions (including full ratchet anti-dilution protection) contained in the warrants. The warrants have five-year terms.

The issuance of the notes and the warrants was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In making this determination, the Company relied on the representations of each of the Investors in the relevant purchase agreement that it is an “accredited investor” and had access to information about its investment and about the Company. Should the note and/or warrant be converted or exercised into shares of common stock, the issuance of such shares of common stock is expected to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or the exemption for exchange transactions under Section 3(a)(9) of the Securities Act.

The above descriptions of the purchase agreements, the notes, the warrants, and the security agreements do not purport to be complete and are qualified in their entirety by the full text of each, attached as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, the Company issued to the Investors 12% senior secured promissory notes in the aggregate principal amount of $50,000.

The terms of the notes disclosed in Item 1.01 are incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Company issued to the Investors 12% senior secured promissory note in the aggregate principal amount of $50,000 and warrants exercisable to purchase an aggregate 75,000 shares of the Company’s common stock.

The terms of the notes and warrants and their issuance disclosed in Item 1.01 are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.      Exhibit Description

4.1           Form of 12% Senior Secured Promissory Note

4.2           Form of Warrant

4.3	Form of Security Agreement

10.1         Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer and Chief Financial Officer

Date: November 20, 2019